As filed with the Securities and Exchange Commission on May 2, 2017

Registration No.  333-198375

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

AIR INDUSTRIES GROUP

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of

incorporation or organization)

80-0948413

(I.R.S. Employer Identification Number)

360 Motor Parkway, Suite 100

Hauppauge, NY 11788

(631) 881-4920

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter D. Rettaliata

Acting President and Chief Executive Officer

Air Industries Group

360 Motor Parkway, Suite 100

Hauppauge, NY 11788

(631) 881-4920

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Vincent J. McGill, Esq.

Eaton & Van Winkle LLP

3 Park Avenue, 16th Floor

New York, New York 10016

(212) 561-3604

Explanatory Note

The registrant’s eligibility to use Form S-3 has ceased due to its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2016. This post-effective amendment is being filed to deregister $12,138,286 of the securities registered pursuant to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York, on this 2nd day of May, 2017.

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
Acting President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this registration statement was signed by the following persons on May 2, 2017 in the capacities indicated.

Signature	Capacity

/s/ Peter D. Rettaliata
Peter D. Rettaliata	Acting President, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael Recca
Michael Recca	Chief Financial Officer (Principal Financial and Accounting Officer)

*
Michael N. Taglich	Chairman of the Board

*
Seymour G. Siegel	Director

*
Robert F. Taglich	Director

*
David J. Buonanno	Director

*
Robert Schroeder	Director

*
Michael Brand	Director

___

*/s/ Peter D. Rettaliata, attorney-in-fact